Exhibit 10.3


                         SECOND AMENDMENT AND WAIVER TO
              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     Second Amendment and Waiver, dated as of March 28, 2002, to Third Amended and Restated Revolving Credit Agreement ("this Amendment"), by and among IONICS, INCORPORATED, a Massachusetts corporation (the "Borrower"), FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks"), amending certain provisions of the Third Amended and Restated Revolving Credit Agreement, dated as of June 29, 2001 (as amended by the First Amendment and Waiver, dated as of December 21, 2001, and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and FLEET NATIONAL BANK as agent for the Banks (in such capacity, the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Banks have entered into a letter agreement with the Borrower, dated as of March 27, 2002, pursuant to which each of the Banks other than Fleet agreed, upon the request of the Borrower, to terminate its respective Commitment (the "Commitment Termination Agreement");

     WHEREAS, all conditions set forth in the Commitment Termination Agreement having been satisfied by the Borrower and the Banks as of the date hereof, none of Bank of America, N.A., JPMorgan Chase Bank and Mellon Bank, N.A. shall constitute Banks;

     WHEREAS, the Borrower and the Banks have agreed to modify and waive certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          ss.1. Amendments to Section 1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

          (a) The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

          Applicable Margin: The Applicable Margin for (i) Prime Rate Loans shall be zero, (ii) LIBOR Rate Loans shall be 1.25%, (iii) the Letter of Credit Fee shall be 1.25% and (iv) the Commitment Fee Rate shall be 0.25%.

          (b) The definition of "Commitment Fee Rate" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the text "set forth in the chart" and "under the heading `Commitment Fee Rate'".

          (c) The  definition of "Permitted  Acquisitions"  contained in Section
     1.1 of the Credit Agreement is hereby amended by deleting each reference to the amount "$5,000,000" contained in such definition and substituting the amount "$25,000,000" therefor.

          (d) The definition of "Revolving Credit Loan Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition it in its entirety and restating it as follows:

          Revolving Credit Loan Maturity Date: March 26, 2003, as the same may be extended in the sole discretion of the Banks pursuant to ss.2.11 or such earlier date on which the Revolving Credit Loans may become due and payable pursuant to the terms hereof.

          (e) Section 1.1 of the Credit Agreement is further amended by inserting the following new definitions in the appropriate alphabetical order:

          Cash Equivalents. As to the Borrower and its Consolidated Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve
          (12) months and overnight bank deposits, in each case, (i) with any Banks or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group or any successor and having capital and surplus in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above; and (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Bank or (ii) any other Person that is rated not less than "P-1" or "A-1" or their equivalents by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or their successors.

          Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                    (a) the total book value of assets of the  Borrower  and its
               Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                    (b) Investments by the Borrower and its  Subsidiaries in any
               of their  Affiliates  and other joint  ventures or  partnerships;
               plus

                    (c) all amounts  representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

                    (d) to the extent otherwise includable in the computation of
               Consolidated Tangible Net Worth, any subscriptions receivable.

                    (f) Section 1.1 of the Credit  Agreement is further  amended by deleting the definitions of "EBITDA", "Leverage Ratio" and "Total Funded Indebtedness" in their entirety.

         ss.2.  Amendments to Section 2 of the Credit Agreement.

          (a) Section 2.6.1 of the Credit Agreement is hereby amended by deleting the first sentence of such ss.2.6.1 in its entirety and restating it as follows:

          The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") by no later than 11:00 a.m. (Boston time)
          (a)(i) and no less than one (1) Business Day prior to the proposed Drawdown Date of any Prime Rate Loan or (ii) if the Banks shall consist of only one (1) Bank at such time, on the day of the proposed Drawdown Date of any Prime Rate Loan and (b) and no less than three
          (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan.

          (b) Section 2.11 of the Credit Agreement is hereby amended by deleting suchss.2.11 in its entirety and restating it as follows:

          2.11. Extension of Revolving Credit Loan Maturity Date. The Borrower may, provided that no Default or Event of Default has occurred and is continuing, by written notice to the Agent and the Banks given not more than 120 days nor less than 90 days prior to the then applicable Revolving Credit Loan Maturity Date (the "Applicable Maturity Date") request that the Applicable Maturity Date be extended to the date which is 364 days after the then Applicable Maturity Date. If the Banks in their sole discretion consent to the extension on the then Applicable Maturity Date, the Revolving Credit Loan Maturity Date shall be extended for 364 days, and the definition of Revolving Credit Maturity Date shall be deemed to reflect such extension for all purposes hereof.

          (c) Section 2 of the Credit Agreement is further amended, if and so long as the Banks shall consist of only one (1) Bank, by making the Swing Line described in ss.2.6.2 of the Credit Agreement and any provisions related thereto inactive.

         ss.3.  Amendments to Section 9 of the Credit Agreement.

          (a) Section 9.3(i) of the Credit Agreement is hereby amended by deleting the reference to the amount "$30,000,000" contained in such ss.9.3(i) and substituting the amount "$50,000,000" therefor.

          (b) Section 9.3(j) of the Credit Agreement is hereby amended by deleting the reference to the amount "$10,000,000" contained in such ss.9.3(j) and substituting the amount "$30,000,000" therefor.

         ss.4.  Amendments to Section 10 of the Credit Agreement.

          (a) Section 10.1 of the Credit Agreement is hereby amended by deleting suchss.10.1 in its entirety and restating it as follows:

          10.1 Profitable Operations. The Borrower will not permit Consolidated Net Income for any fiscal year to be less than $1.00.

          (b) Section 10.2 of the Credit Agreement is hereby amended by deleting suchss.10.2 in its entirety and restating it as follows:

          10.2 Minimum Liquidity. The Borrower will not permit the sum of cash and Cash Equivalents maintained on its books at any time to be less than $60,000,000.

          (c) Section 10.4 of the Credit Agreement is hereby amended by deleting the reference to the amount "$40,000,000" in the table contained in such ss.10.4 and substituting the amount "$50,000,000" therefor.

          (d) Section 10.5 of the Credit Agreement is hereby amended by deleting the table and the text following such table set forth in such ss.10.5 and substituting the following therefor:

   ---------------------------------- -----------------------------
            Fiscal Quarters                      Ratio
   ---------------------------------- -----------------------------
                   Q2 2002                        2.00:1.00
   ---------------------------------- -----------------------------
       Q3 2002 and each fiscal quarter            3.00:1.00
              thereafter
   ---------------------------------- -----------------------------

          Solely for the purposes of this ss.10.5 (a) Reference Period shall mean (i) for Q2 2002, the period commencing on 01/01/02 and ending on 06/30/02, (ii) for Q3 2002, the period commencing on 01/01/02 and ending on 09/30/02, and (b) for Q4 2002 and each fiscal quarter thereafter, Reference Period shall have the meaning set forth in ss.1.1 for such term. In addition, this covenant shall not be tested as of 03/31/02.

          (e) Section 10 is further amended by adding the following newss.10.6 immediately followingss.10.5:

          10.6 Ratio of Total Liabilities to Tangible Net Worth. The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed 0.95:1.00 at any time.

     ss.5. Amendment to Schedule I to the Credit Agreement. Schedule I to the Credit Agreement is hereby amended by deleting such Schedule I and substituting
Schedule I attached hereto therefor.

     ss.6. Limited Waiver. The Borrower has informed the Agent and the Banks that the Borrower has failed to comply with the covenants set forth in ss.ss.10.2 and 10.5 of the Credit Agreement for the Reference Period ended 12/31/01, and has requested that the Banks waive such non-compliance. As of the Effective Date, the Banks hereby waive compliance with the provisions of ss.ss.10.2 and 10.5 of the Credit Agreement solely for the Reference Period ended 12/31/01, and accordingly the Banks deem such non-compliance to have been subsequently cured. Nothing contained in this waiver shall be construed to imply a willingness on the part of the Banks to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

     ss.7. Conditions to Effectiveness. This Amendment shall be effective as of March 28, 2002 (the "Effective Date"), subject to the satisfaction of the following conditions:

     (a) The Borrower, the Banks and the Agent shall have executed and delivered to the Agent this Amendment.

     (b) The Agent shall have received an amendment fee in the amount of $25,000.

     (c) All proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Banks and the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     (d) The Borrower shall have paid all fees and expenses required to be paid on or prior to the date hereof.

     ss.8. Condition Subsequent. The Borrower shall have delivered to the Agent no later than May 8, 2002, resolutions of the Board of Directors of each of the Borrower and its domestic Subsidiaries (other than the Inactive Subsidiaries) evidencing its authorization of such entity's execution and delivery of this Amendment and the obligations contemplated therein along with an officer's certificate with respect thereto. The Borrower hereby agrees with the Agent and the Banks that failure to provide the aforementioned resolutions on or prior to the date specified herein shall constitute an Event of Default under the Credit Agreement.

     ss.9. Representations and Warranties. The Borrower hereby repeats, on and as of the Effective Date, each of the representations and warranties made by it in ss.7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower and its Subsidiaries of this Amendment and the performance by the Borrower and its Subsidiaries of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate or other authority of each of the Borrower and its Subsidiaries and have been duly authorized by all necessary corporate or other action on the part of the Borrower and its Subsidiaries.

     ss.10. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The
Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     ss.11. No Waiver. Except as set forth in ss.6, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

     ss.12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     ss.13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.



              IONICS, INCORPORATED


              By:  /s/Daniel M. Kuzmak
                   -------------------------------------------------
              Title: Vice President and Chief Financial Officer

              FLEET NATIONAL BANK



              By: /s/John C. Dunne
                  ----------------------------------------------------
                   John C. Dunne, Senior Vice President

                            RATIFICATION OF GUARANTY

     Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Amendment as of March 28, 2002, and agrees that the Guaranty to which such Guarantor is a party remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder.

                        AQUA DESIGN, INC.



                        By: /s/Daniel M. Kuzmak
                            --------------------------------------------------
                               Name: Daniel M. Kuzmak
                               Title: Treasurer


                        FIDELITY PUREWATER, INC.



                        By: /s/Anthony Di Paola
                            ---------------------------------------------------
                                Name: Anthony Di Paola
                                Title: Treasurer


                        FIDELITY WATER SYSTEMS, INC.



                        By: /s/Anthony Di Paola
                            --------------------------------------------------
                                Name: Anthony Di Paola
                                Title: Treasurer


                        IONICS KOREA, INC.



                        By: /s/Stephen Korn
                            --------------------------------------------------
                               Name: Stephen Korn
                               Title: Secretary

                        IONICS LIFE SCIENCES, INC.



                        By: /s/Stephen Korn
                             -------------------------------------------------
                               Name: Stephen Korn
                               Title: Secretary


                        IONICS ULTRAPURE WATER CORPORATION



                        By: /s/Stephen Korn
                             -------------------------------------------------
                               Name: Stephen Korn
                               Title: Secretary


                        RESOURCES CONSERVATION CO. INTERNATIONAL



                        By: /s/Stephen Korn
                           --------------------------------------------------
                               Name: Stephen Korn
                               Title: Secretary


                        SEPARATION TECHNOLOGY INC.



                        By: /s/Ark W. Pang
                           -------------------------------------------------
                                Name: Ark W. Pang
                                Title: President


                        SIEVERS INSTRUMENTS, INC.



                        By: /s/Stephen Korn
                           ---------------------------------------------------
                               Name: Stephen Korn
                               Title: Secretary

                                   SCHEDULE 1
                   Bank Commitments and Commitment Percentages


-------------------------------- -------------------- ----------------------

Domestic and LIBOR               Revolving    Credit  Revolving Credit
Lending Office                   Commitment           Commitment Percentage
-------------------------------- -------------------- ----------------------
Fleet National Bank              $30,000,000          100.00000%
100 Federal Street
Boston, MA 02110
Attn:  John C. Dunne
Senior Vice President
-------------------------------- -------------------- ----------------------
TOTAL                            $30,000,000          100.00000%
-------------------------------- -------------------- ----------------------